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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: AUGUST 5, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                    000-21729                73-1247666
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500


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Item 5.  Other Events and Regulation FD Disclosure

The viaLink Company and Jack E. Scott, II, an executive officer of the Company, have entered into a separation agreement. Under the terms of the attached agreement, Mr. Scott stepped down as an executive officer of the Company and ended his full-time employment on August 5, 2003.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            The viaLink Company

Date: August 7, 2003                        By: /s/ Brian Carter
                                                Brian Carter
                                                Vice President and Chief
                                                Financial Officer


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                              Separation Agreement

Effective as of August 5, 2003, the parties hereto agree that the Employment Agreement made and entered into effective as of September 25, 2000, by and between The viaLink Company (the "Company") and Jack E. Scott, II (the "Employee"), together with all amendments thereto (collectively, the "Employment Agreement") shall be terminated on the following terms:

1. The Company and Employee acknowledge that the effective date of Employee's separation and termination of employment shall be the effective date of this Agreement.

2. In connection with such termination, Company and Employee agree that the Company shall pay Employee as severance under the Employment Agreement thirteen (13) biweekly payments of $5,769.23 each, paid as a part of the Company's normal and customary payroll system, starting on August 15, 2003, and ending on January 30, 2004, for a total aggregate payment of $75,000. All normal and customary payroll deductions currently in effect (such as FICA, Federal income tax withholding, and employee-authorized deductions for benefit plans), and which per this Agreement are anticipated to continue, shall continue to be made as appropriate.

3. Any expenses submitted by or payable to Employee and which are pending as of the effective date of this Agreement shall be reviewed, approved, and paid by the Company to Employee in the normal course of reimbursement or payment.

4. The grant of 500,000 shares of the Company's common stock approved on May 19, 2003, by the stockholders of the Company for grant to Employee on January 2, 2004, is acknowledged by the Company, and the Company shall, to the extent it can lawfully issue stock on January 2, 2004, cause its registrar to issue 500,000 shares of the Company's common stock to Employee on that date.

5. The Company will cause its records to reflect that Employee is on furlough until January 30, 2004; however, Employee may be employed elsewhere during the furlough period. For purposes of continuing Employee's coverage under the Company's health (medical, dental, and vision) insurance plans, to the extent legally permissible the Company shall report to the Company's insurers Employee's status in such manner as best calculated to continue Employee's coverage under those plans.

6. The Company will cause the administrator of the stock option plan of the Company to reflect continuing vesting (pursuant either to vesting over time or a change in control as defined in the plan under which the options were granted) until January 30, 2004, of options vested and to become vested in accordance with the terms and conditions of the stock option plan; all


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         options held by Employee will expire without notice to Employee on
         April 30, 2004, unless Employee has previously exercised the options (which will thus be terminated by virtue of exercise and not replaced).

7. To the extent Employee has any property of the Company in Employee's possession, excluding files, manuals, and papers, Employee shall return it to the Company.

8. Employee has 107.32 hours of accrued vacation as of the effective date of this Agreement, having a gross value of $7,739.42. The Company shall pay to Employee in lump sum the gross value of the accrued vacation on August 15, 2004, as a special item included with the biweekly payment set forth in this Agreement.

9. Provided e-mail services continue to be available at addresses ending in "@vialink.com," Employee's e-mail address at the Company and service in connection therewith shall be continued for a reasonable period (not to exceed 180 days) until Employee requests termination of e-mail services. Employee acknowledges and agrees that the e-mail transmitted to Employee's e-mail address at the Company is Company property and shall be screened by appropriate employees of the Company as the Company may elect.

10. The covenants pertaining to non-competition, confidentiality, and non-hiring of employees of the Company, all as set forth in the Employment Agreement, shall continue in full force and effect throughout the term of this Agreement, ending thereafter as provided in the Employment Agreement.

11. If at any time during the furlough period the Company may determine to offer employment to Employee, and if Employee accepts such employment upon the terms offered, then upon such reinstatement any income from the Company previously deferred by Employee shall not be forfeited and shall continue to be deferred upon the same terms and conditions as originally deferred.

12. From time to time following the effective date of this Agreement the Company, in its sole discretion, may elect to retain the services of or engage Employee on a project or consulting basis. The terms and conditions of any such retention or engagement shall be negotiated by the Company and Employee.

13. Other than as herein agreed, each party hereto releases the other, and to the extent applicable the other's affiliates, directors, officers, employees, heirs, and assigns, from any and all claims, demands or causes of action regarding the Employment Agreement, Employee's employment by the


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         Company, any law or regulation purporting to control or actually controlling Employee's employment by the Company, as well as Employee's acts or omissions while employed by the Company. The terms of this Agreement shall supersede and control any contrary provision of any other agreement between the parties and shall be binding upon each party's heirs, successors, and assigns, as applicable.


IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Separation Agreement effective as of the date first above written.

The viaLink Company                                   Employee:


By: /s/ Bob Noe                                 /s/ Jack Scott
   ------------------------------               -----------------------------
                                                Jack E. Scott, II
Title: CEO
       --------------------------